UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 21, 2019
QVC, Inc.
(Exact name of registrant as specified in its charter)

State of Delaware	000-55409	23-2414041
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Wilson Drive
West Chester, Pennsylvania 19380
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code: (484) 701-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
6.375% Senior Secured Notes due 2067	QVCD	New York Stock Exchange

Item 7.01. Regulation FD Disclosure

On October 21, 2019, Qurate Retail, Inc. ("Qurate Retail"), the parent company of QVC, Inc. ("QVC"), announced that it will webcast its annual Investor Meeting on Thursday, November 21, 2019 with presentations beginning at 12:45pm E.S.T. During these presentations, observations may be made regarding the company's financial performance and outlook, as well as other forward looking matters. The annual Investor Meeting will be held in New York, NY and is open to shareholders, research analysts and press. Registration information is available on Qurate Retail’s website.
This Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed "filed" for any purpose.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

99.1	Press Release of Qurate Retail dated October 21, 2019 (incorporated by reference to Exhibit 99.1 to Qurate Retail's Current Report on Form 8-K filed on October 24, 2019 (File no. 001-33982))

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QVC, Inc.

Date: October 25, 2019	By:/s/ JOHN F. MISKO
John F. Misko
Senior Vice President and Controller